EXHIBIT 99.1

NetSol Technologies Reports Strong Fiscal Fourth Quarter and Full-Year Results

Full Year Revenue Advances 28% to Record $50.8 Million
On Fourth Quarter Revenue of $15.1 Million

Full Year Earnings Advance to $0.95 per Diluted Share
With Fourth Quarter Earnings of $0.35 per Diluted Share

Company to Discuss Outlook on Conference Call Scheduled Today at 11 a.m. ET (8 a.m. PT)

CALABASAS, Calif., Sept. 12, 2013 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today reported strong financial results for its fiscal 2013 fourth quarter and full fiscal year ended June 30, 2013.

Fiscal 2013 Fourth Quarter Financial Results

Total revenue for the fourth quarter rose to a record $15.1 million from $14.3 million in the fourth quarter of fiscal 2012.

Fourth quarter license revenue was $6.2 million, compared with $7.2 in the corresponding period of fiscal 2012. Maintenance revenue improved to $2.4 million from $1.9 million last year. Service revenue increased to $6.5 million from $5.2 million in the fourth quarter of fiscal 2012.

"We are very proud of the strong results we delivered for the year and the quarter and remain focused on taking the necessary steps to capture increasing market share throughout world, accelerating our growth and building sustainable shareholder value," said Najeeb Ghauri, CEO of NetSol. "In each of our key regions, we are actively marketing our solutions, with our core NFS solution increasingly recognized as the standard of excellence. As a result, our average deal size is increasing, new business leads are growing, and add-on projects are expanding."

Total cost of revenue for the fiscal 2013 fourth quarter increased to $5.8 million from $5.4 million last year, primarily reflecting an increase in staffing and new business activities, as well as an increase in depreciation and amortization, a non-cash expense. Total operating expenses for the fiscal 2013 fourth quarter amounted to $4.7 million, versus $4.2 million in the fiscal 2012 fourth quarter.

Operating income for the fourth quarter of fiscal 2013 was $4.6, compared with $4.7 million last year.

NetSol achieved fourth quarter net income of $3.2 million, equal to $0.35 per diluted share, compared with $1.9 million, or $0.25 per diluted share, a year ago, including a $1.5 million deduction in the most recent quarter for non-controlling interest, compared with a deduction of $2.6 million in the prior year period.

Weighted average number of diluted shares outstanding for the fourth quarter was 9.0 million shares, compared with 7.5 million shares for the fourth quarter of fiscal 2012. The increase was primarily related to the conversion from a convertible note holder of all its debt to equity.

The net EBITDA (a non-GAAP measure), was $5.2 million for the fiscal 2013 fourth quarter, or $0.58 per diluted share, an improvement from $3.4 million, or $0.46 per diluted share, for the fiscal 2012 fourth quarter. The reconciliation of net EBITDA to net income, the most comparable non-GAAP financial measure, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this news release.

NetSol's cash and cash equivalents balance was $7.9 million at June 30, 2013, up from $7.6 million last year. NetSol's cash balance reflects equipment purchases and infrastructure enhancements at the NetSol Technology Campus and Bangkok office as a result of increased headcount and system upgrades.

Fourth Quarter 2013 and Recent Highlights:

  Received three new orders for NetSol Financial Suite (NFS™) solution, representing more than $15 million in combined license, maintenance and service billings;
  Signed $5 million in new orders for the NetSol Financial Suite (NFS™) solution following the close of the fiscal year;
  Secured two new LeaseSoft license upgrades for NetSol Technologies Europe clients, one new LeaseSoft license in Europe, and was also selected by a UK merchant bank to provide a system solution to support a new line of consumer finance business;
  Signed a global agreement with one of Australia's largest non-bank lenders with approximately $5 billion of loan and lease assets under management;
  Continued expansion of the customer base and business volume in the Virtual Lease Services subsidiary, with contract numbers managed by VLS 35% higher than the previous year;
  Obtained the first LeasePAK SaaS customer in North America and continued to make progress on a multi-million dollar agreement to implement the complete NFS suite for a global equipment manufacture at its Mexico-based subsidiary;
  Signed an agreement to implement the Centralized Driving License Issuance Management System for the province of The Punjab and signed a contract with Ufone Pakistan, one of the leading telecom companies, to develop an information technology risk assessment framework and information security strategy;
  Formed a partnership with BWise, a NASDAQ OMX company and the leading provider of enterprise Governance, Risk Management and Compliance, to provide local support in the Kingdom of Saudi Arabia through Atheeb NetSol;
  Broadened Vroozi's channel partners in North America with addition of three new partners to facilitate increased adoption the subsidiary's solution; and,
  Recently registered 30 new customers for the Vroozi Purchase Manager platform.

2013 Full-Year Financial Results

Net revenue for fiscal 2013 increased 28% to a record $50.8 million from $39.8 million last fiscal year.

License revenue rose to $17.8 million from $13.4 million in fiscal 2012. Maintenance revenue for fiscal 2013 rose to $9.5 million from $7.9 million last fiscal year. Services revenue increased to $23.5 million from $18.5 million for fiscal 2012.

Gross margin for the 2013 fiscal year was 55%, compared with 54% last year. Gross margin for the fiscal 2013 year reflects increased staffing levels to service and deliver current and projected projects in NetSol's new business pipeline. Total operating expenses were $16.2 million for fiscal 2013, compared with $14.2 million in fiscal 2012. Operating income for fiscal 2013 rose to $11.7 million from $7.3 million in fiscal 2012.

Net income advanced to $7.9 million for fiscal 2013, equal to $0.95 per diluted share, from $2.4 million, or $0.39 per diluted share, in fiscal 2012. Weighted average number of diluted shares outstanding for the year was 8.3 million, compared with 6.2 million shares in fiscal 2012.

Business Outlook

"Today, our new business pipeline and add-on requests from customers are stronger than ever, a fact demonstrated by the signing of more than $20 million in projects in the past two months alone," added Ghauri. "We are actively working on a number of similar game-changing deals for the company across the globe.

"At the same time, we remain cognizant of the need to attract and invest in a strong bench of employees with solid technological expertise and a penchant for unparalleled service, characteristics for which NetSol is known. Today we have more than 100 people going through training, a strong indication of where we see the business going just over the near term," concluded Ghauri.

NetSol will review its results and discuss its business strategy and outlook on today's conference. Details are as follows:

Fiscal 2013 Fourth Quarter Conference Call

When:	Thursday, September 12
Time:	11a.m. Eastern
Phone:	1-877-941-8609 (domestic)
1-480-629-9818 (international)
Conference ID:	4638372

A live Webcast will be available online on NetSol's website at http://www.netsoltech.com/us/investors/event-presentation, where it will be archived for 90 days.

Investors can also interact with NetSol Investor Relations online at Stockr at https://stockr.com/ntwk/, by email at investors@netsoltech.com or by phone at 310-279-5980.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Leasing, Insurance, Energy, and Technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The Company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Adelaide, Sydney, and Riyadh.

Investors can receive news releases and invitations to special events by accessing our online signup form at http://www.netsoltech.com/us/investors/signupform

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Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of June 30,	As of June 30,
ASSETS	2013	2012
Current assets:
Cash and cash equivalents	$ 7,874,318	$ 7,599,607
Restricted cash	1,875,237	141,231
Accounts receivable, net	14,684,212	13,757,637
Revenues in excess of billings	15,367,198	12,131,329
Other current assets	2,273,314	2,648,302
Total current assets	42,074,279	36,278,106
Investment under equity method	545,483	--
Property and equipment, net	20,978,369	16,912,795
Intangible assets, net	29,452,654	28,502,983
Goodwill	9,653,330	9,653,330
Total assets	$ 102,704,115	$ 91,347,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 3,923,921	$ 3,869,355
Current portion of loans and obligations under capitalized leases	3,326,465	1,631,687
Other payables - acquisitions	103,226	103,226
Unearned revenues	2,446,018	2,704,661
Convertible notes payable, current portion	--	2,809,093
Loans payable, bank	1,982,161	2,116,402
Common stock to be issued	88,325	105,575
Total current liabilities	11,870,116	13,339,999
Convertible notes payable less current maturities	--	936,364
Long term loans and obligations under capitalized leases; less current maturities	1,412,212	2,076,199
Total liabilities	13,282,328	16,352,562
Commitments and contingencies
Stockholders' equity:
Common stock, $.01 par value; 15,000,000 shares authorized; 8,929,523
& 7,513,745 issued and outstanding as of June 30, 2013 and 2012	89,295	75,137
Additional paid-in-capital	114,292,510	106,101,165
Treasury stock	(415,425)	(415,425)
Accumulated deficit	(23,821,256)	(31,684,399)
Stock subscription receivable	(2,280,488)	(2,119,488)
Other comprehensive loss	(15,714,112)	(12,361,759)
Total NetSol stockholders' equity	72,150,524	59,595,231
Non-controlling interest	17,271,263	15,399,421
Total stockholders' equity	89,421,787	74,994,652
Total liabilities and stockholders' equity	$ 102,704,115	$ 91,347,214

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Year
	Ended June 30,
	2013	2012
Net Revenues:
License fees	17,756,447	13,369,701
Maintenance fees	9,550,471	7,866,930
Services	23,490,243	18,538,893
Total net revenues	50,797,161	39,775,524
Cost of revenues:
Salaries and consultants	13,051,360	10,236,109
Travel	1,710,561	1,273,259
Repairs and maintenance	485,070	373,359
Insurance	179,959	145,351
Depreciation and amortization	4,147,347	3,528,229
Other	3,379,636	2,721,716
Total cost of revenues	22,953,933	18,278,023
Gross profit	27,843,228	21,497,501
Operating expenses:
Selling and marketing	3,556,997	3,130,379
Depreciation and amortization	1,555,402	1,113,758
Bad debt expense	415,482	124,291
Salaries and wages	5,078,278	4,191,593
Professional services, including non-cash compensation	907,844	993,058
General and administrative	4,662,127	4,679,840
Total operating expenses	16,176,130	14,232,919
Income from operations	11,667,098	7,264,582
Other income and (expenses)
Gain (loss) on sale of assets	3,682	(18,979)
Interest expense	(664,025)	(823,684)
Interest income	185,343	82,039
Gain on foreign currency exchange transactions	1,367,448	404,708
Share of net income (loss) from equity investment	482,664	(300,000)
Amortization of financing costs	(635,882)	(179,576)
Other income	147,153	275,565
Total other income (expenses)	886,383	(559,927)
Net income before income taxes	12,553,481	6,704,655
Income taxes	(465,426)	(55,384)
Net income after tax	12,088,055	6,649,271
Non-controlling interest	(4,224,912)	(4,202,727)
Net income attributable to NetSol	7,863,143	2,446,544

Other comprehensive loss:
Translation adjustment	(4,725,022)	(5,308,958)
Comprehensive income (loss)	3,138,121	(2,862,414)
Comprehensive loss attributable to non-controlling interest	(1,372,669)	(1,753,122)
Comprehensive income (loss) attributable to NetSol	4,510,790	(1,109,292)

Net income per share:
Basic	$ 0.96	$ 0.39
Diluted	$ 0.95	$ 0.39
Weighted average number of shares outstanding
Basic	8,201,247	6,217,842
Diluted	8,288,951	6,244,185

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Year
	Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$ 12,088,055	$ 6,649,271
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	5,702,749	4,641,987
Provision for bad debts	415,482	192,250
Gain on settlement of finance lease	--	(110,990)
Share of net (income) loss from investment under equity method	(482,664)	300,000
(Gain) loss on sale of assets	(3,682)	18,979
Stock issued for interest on notes payable	211,111	--
Stock issued for services	38,790	216,446
Fair market value of warrants and stock options granted	678,494	453,100
Amortization of financing costs	635,882	179,577
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(2,124,884)	1,774,837
Increase in other current assets	(3,590,104)	(5,124,497)
Increase (decrease) in accounts payable and accrued expenses	276,590	(1,078,245)
Net cash provided by operating activities	13,845,819	8,112,715
Cash flows from investing activities:
Purchases of property and equipment	(8,958,876)	(4,912,322)
Sales of property and equipment	118,432	44,690
Purchase of treasury stock	--	(19,417)
Investment under equity method	--	(100,000)
Purchase of non-controlling interest in subsidiaries	(799,349)	--
Acquisition, net of cash acquired	--	(253,192)
Increase in intangible assets	(4,832,459)	(6,167,105)
Net cash used in investing activities	(14,472,252)	(11,407,346)
Cash flows from financing activities:
Proceeds from sale of common stock	--	5,743,300
Proceeds from the exercise of stock options and warrants	2,537,712	728,500
Payment to common shareholders against fractional shares	(194)	--
Proceeds from exercise of subsidiary options	111,330	--
Proceeds from convertible notes payable	--	4,000,000
Payments on convertible notes payable	--	(2,758,330)
Restricted cash	(1,734,006)	5,558,769
Dividend Paid	(388,997)	(341,657)
Bank overdraft	--	59,913
Proceeds from bank loans	1,795,663	4,190,395
Payments on capital lease obligations and loans - net	(630,714)	(8,089,139)
Net cash provided by financing activities	1,690,794	9,091,751
Effect of exchange rate changes in cash	(789,650)	(2,370,315)
Net increase in cash and cash equivalents	274,711	3,426,805
Cash and cash equivalents, beginning of year	7,599,607	4,172,802
Cash and cash equivalents, end of year	$ 7,874,318	$ 7,599,607

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Year	Year
	Ended	Ended
	June 30, 2013	June 30, 2012

Net Income (loss) before preferred dividend, per GAAP	$ 7,863,143	$ 2,446,544
Income Taxes	465,426	55,384
Depreciation and amortization	5,702,749	4,641,987
Interest expense	664,025	823,684
Interest (income)	(185,343)	(82,039)
EBITDA	$ 14,510,000	$ 7,885,560

Weighted Average number of shares outstanding
Basic	8,201,247	6,217,842
Diluted	8,288,951	6,244,185

Basic EBITDA	$ 1.77	$ 1.27
Diluted EBITDA	$ 1.75	$ 1.26

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company's historical operating results nor is it intended to be predictive of potential future results.

Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson
George Medici | gmedici@pondel.com
(310) 279-5968